Exhibit 99.2

Fourth Quarter 2003 and Full-Year 2003 Financial Review Comerica Incorporated January 15, 2004

Safe Harbor Statement This presentation and the oral statements relating to this presentation (the "Presentation") that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Words such as "expect", "believe", "intend", "estimate", "project", "may" and similar expressions are intended to identify forward-looking statements. These forward-looking statements are predicated on management's beliefs and assumptions based on information known to Comerica's management as of the date of this Presentation and do not purport to speak as of any other date. Forward-looking statements may include descriptions of plans and objectives of Comerica's management for future or past operations, products or services, and forecasts of Comerica's revenues, earnings or other measures of economic performance, including statements of profitability, business segments and subsidiaries, estimates of credit trends and global stability. Such statements reflect the view of Comerica's management, as of the date of this Presentation, with respect to future events and are subject to risks and uncertainties, such as changes in Comerica's plans, objectives, expectations and intentions and do not purport to speak as of any other date. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, the Company's actual results could differ materially from those discussed in this Presentation. Factors that could cause or contribute to such differences are changes in the pace of an economic recovery, interest rate margin compression, management's ability to maintain and expand customer relationships, changes in the accounting treatment of any particular item, the impact of regulatory examinations, changes in the businesses or industries in which Comerica has a concentration of loans, the anticipated performance of any new branches, the entry of new competitors in Comerica's markets, changes in the level of fee income, changes in general economic conditions and related credit and market conditions, and the impact of regulatory responses to any of the foregoing. Forward-looking statements speak only as of the date they are made in this Presentation. Comerica does not undertake to update forward-looking statements to reflect circumstances, assumptions or events that occur after the date the forward-looking statements are made. For any forward-looking statements made in this presentation or in any documents, Comerica claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Agenda This presentation provides an overview of the fourth quarter 2003 and full-year 2003 financial performance for Comerica Incorporated. All information contained herein has been made public. Please refer to our press release and financial statements for additional detail. Highlights Income Statement Loan Growth Credit Quality Deposit Growth Capital Management Trends Questions & Answers

Highlights

Net Interest Income & Margin Net Interest Income decreased $8 MM (1%) from 3Q03 to $457 MM Net Interest Margin increased 13 basis points from 3Q03 to 3.83%: decrease in short-term liquidity from lower escrow deposits (+10 bps) lower core deposit rates (+6 bps) swap maturities and purchase impacts (-4 bps) 4Q02 1Q03 2Q03 3Q03 4Q03 0.0441 0.043 0.0398 0.037 0.0383

Non-Interest Income

Non-Interest Expenses

Geographic Loan Growth

Line of Business Loan Growth

Fourth Quarter Credit Quality Non-Accrual Loans Line of Business: Middle Market 47% Global Corporate 22% Small Business 11% Industry: Automotive 17% Services 15% Manufacturing 11% Midwest Western Division International Texas 0.568 0.286 0.101 0.046 Midwest Region & Other States 57% Western Region 28% Texas 5% International 10% Geography based on location of loan office. Western Region includes: CA, AZ, NV, CO

Three Months Ended Dollar amounts in millions. Net change for balances <$2 MM, other than business loan charge-offs and loans sold, included in Payments / Other. Credit Quality Non-Accrual Loans

Line of Business: Middle Market 70% Global Corporate 11% Small Business 10% Industry: Automotive 36% Technology-related 19% Services 9% Michigan & Nat'l Businesses Western Division International Texas 0.58 0.284 0.113 0.023 Texas 2% International 11% Western Region 29% Midwest Region & Other States 58% Geography based on location of loan office. Western Region includes: CA, AZ, NV, CO Fourth Quarter Credit Quality Net Charge Offs

Full Year Charge-offs

4Q 2002 1Q 2003 2Q 2003 3Q 2003 4Q 2003 East 0.0187 0.0188 0.0189 0.0197 0.0199 Credit Quality - Reserves Allowance ($millions) $791 $801 $802 $802 $803

Deposit Growth

Capital Management Estimated capital ratios: Tier 1 common 8.06% Tier 1 8.73% Total risk-based 12.72% Common shareholder's equity: $5.1 billion Approximately 500,000 shares ($27 million) repurchased in 2003. Remaining authorization: 4.8 million shares

2004 Trends Flat average loan volume with low- to mid-single digit end of period loan growth Modestly lower earning assets, on average Net interest margin relatively unchanged Flat non-interest expenses Credit quality improving throughout the year

Questions & Answers Ralph Babb, Chairman, President & CEO Beth Acton, EVP & Chief Financial Officer Dale Greene, EVP & Chief Credit Officer & Helen Arsenault, Director of Investor Relations